EXHIBIT 11 - CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE


                                 MICROAGE, INC.
                 NET INCOME (LOSS) PER COMMON SHARE CALCULATION
                                 (in thousands)

                                                                Quarter ended             39 weeks ended
                                                           -----------------------     ------------------------
                                                           August 2,     August 3,     August 2,      August 3,
                                                             1998          1997          1998           1997
                                                           --------      --------      --------       --------
Basic
        Weighted average common shares                       19,859        17,421        19,633         17,310
                                                           --------      --------      --------       --------

Diluted
        Weighted average shares from basic
               calculation                                   19,859        17,421        19,633         17,310

        Dilutive effect of stock options and warrants           446           777          --              783


                                                           --------      --------      --------       --------
               Weighted average common and common
                 equivalent shares outstanding - diluted     20,305        18,198        19,633         18,093
                                                           --------      --------      --------       --------

Net income  (loss)                                         $    728      $  6,606      $ (9,941)      $ 18,210

Net income (loss) per common and common
    equivalent share:
        Basic                                              $   0.04      $   0.38      $  (0.51)      $   1.05
                                                           ========      ========      ========       ========
        Diluted                                            $   0.04      $   0.36      $  (0.51)      $   1.01
                                                           ========      ========      ========       ========